Exhibit 99.2

PRESS RELEASE

THE CHEESECAKE FACTORY ANNOUNCES

$100 MILLION EXTENSION TO REVOLVING CREDIT FACILITY

TO SUPPORT SHARE REPURCHASES

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA  –  March 6, 2008  –  The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that the Company has secured an extension to its revolving credit facility in the amount of $100 million.  As part of its fiscal 2008 business plan, the Company intends to utilize the $100 million, in addition to expected free cash flow, in support of share repurchases of between $150 million and $200 million.

As previously announced, the Company’s Board of Directors approved a ten million share increase in the Company’s share repurchase authorization in February 2008.  As a result, the Company currently has authorization to repurchase up to 17.5 million shares of its common stock.

“We are pleased to have obtained an increase in our credit facility at the high end of our targeted range and at a favorable rate despite tight credit market conditions,” said David Overton, Chairman and CEO.  “We are committed to prudently deploying capital towards earnings per share growth and improved returns on invested capital.  Our share repurchases help to accomplish both of these goals, as well as return capital to shareholders.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 139 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company operates one self-service, limited menu express foodservice operation and licenses two bakery cafe outlets to another foodservice operator.  For more information, please visit thecheesecakefactory.com.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the Company’s ability to repurchase its shares.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on these statements.  In particular, the Company’s expected free cash flow is dependent upon a variety of risks and uncertainties, some of which, such as adverse economic conditions, weather and litigation are beyond the Company’s control.  The share repurchase authorization does not require the Company to purchase a specific number of shares and it may be modified, suspended or terminated at any time.  The timing and number of shares repurchased, if any, pursuant to the share repurchase authorization will be subject to a number of factors, including current market conditions, legal constraints and available cash or other sources of funding.  Forward-looking statements speak only as of the dates on which they were made.  Except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

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